                                                            EXHIBIT 10.72

                            INFORMIX SOFTWARE, INC.

                              EMPLOYMENT AGREEMENT

         This Agreement is entered into by and among Informix Software, Inc. (the "Company") and James Foy (the "Employee") this 3rd day of February, 2000.

         WHEREAS, upon the effectiveness of the merger of Iroquois Acquisition Corporation, a wholly owned subsidiary of Informix Corporation ("Informix"), with and into Ardent Software, Inc. (the "Merger"), Ardent Software, Inc. ("Ardent") will become a wholly owned subsidiary of Informix; and

         WHEREAS, in connection with the effectiveness of the Merger, the parties desire and agree to enter into an employment relationship by means of this Agreement;

         NOW THEREFORE in consideration of the promises and mutual covenants herein contained, and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, it is mutually covenanted and agreed by and among the parties as follows:

         1. EFFECTIVE DATE. This Agreement shall become effective immediately prior to the effective date of the Merger (the "Effective Date").

         2. POSITION AND DUTIES. Upon the Effective Date, Employee shall be employed as the Company's Senior Vice-President, Group Executive, TransAct Systems Group, reporting to Jean-Yves Dexmier, President and Chief Executive Officer, and shall assume and discharge such responsibilities as are commensurate with Employee's position. Employee shall have the additional responsibility of ensuring a smooth, efficient and rapid transition of Ardent to its new status as a subsidiary of Informix. Employee shall perform his duties faithfully and to the best of his ability and shall devote his full business time and effort to the performance of his duties hereunder. At the Company's discretion, Employee's position and duties may be changed to the extent the Company deems appropriate. Notwithstanding the foregoing, Employee may serve on the boards of directors of other entities and engage in charitable, religious or other activities outside of his employment with the Company, so long as such activities do not materially interfere with his duties to the Company.

         3. AT-WILL EMPLOYMENT. The parties agree that the Employee's employment with the Company shall be "at-will" and may be terminated at any time with or without Cause (as defined in paragraph 6(b) herein) or notice. No provision of this Agreement shall be construed as altering or modifying the "at-will" nature of employee's employment and any representations to the contrary are unauthorized and not valid unless obtained in writing and signed by the President of the Company.

         4.  COMPENSATION.

                  (a) BASE SALARY. For all services to be rendered by Employee pursuant to this Agreement, Employee shall receive an annual base salary from the Company of two-hundred fifty thousand dollars ($250,000), less all applicable withholding taxes, payable in installments in accordance with the Company's normal payroll practices.

                  (b) ANNUAL INCENTIVE BONUS. For each fiscal year during the term of this Agreement, Employee shall be eligible to participate in the Company's executive bonus plan. Employee's target incentive under the Company's executive bonus plan for fiscal year 2000 is forty-five percent (45%) of Employee's annual base salary for fiscal year 2000. The amount of Employee's bonus, if any, will be based upon Company achievement for a fiscal year measured against objectives for the fiscal year established by the Company's Board of Directors. Each such bonus, if any, for a fiscal year will be paid by March 31st of the following calendar year. Employee must be an employee of the Company on the date the annual incentive bonus is paid to be eligible to receive such bonus. The Company may change Employee's target incentive percentage from year to year, and reserves the right to amend, modify or terminate the Company's executive bonus plan.

                  (c) OPTION. As soon as practicable following the Effective Date, Informix shall grant Employee an option under the Informix Corporation 1994 Stock Option and Award Plan (the "Plan") to purchase two-hundred fifty-thousand (250,000) shares of Informix Common Stock (the "Shares"), at an exercise price per Share equal to the fair market value per Share on the grant date (the "Option"). Such Option shall vest in four (4) successive equal annual installments upon the Employee's completion of each year of service with the Company measured from the grant date. The Option shall be subject to the terms and conditions of the Plan and the stock option agreement evidencing the Option (the "Option Agreement").

                  (d) VACATION. Employee shall be entitled to vacation in accordance with Company's current policy.

         5. EXPENSES. The Company shall reimburse Employee for reasonable travel, entertainment or other expenses incurred by Employee in the furtherance of or in connection with the performance of Employee's duties hereunder, in accordance with the Company's expense reimbursement policy as in effect from time to time.

         6.  SEVERANCE.

                  (a)  TERMINATION WITHIN ONE YEAR OF EFFECTIVE DATE.

                           (i)    TERMINATION BY THE COMPANY OTHER THAN FOR
CAUSE. Should Employee be terminated by the Company, including a Constructive Termination, but not including a Termination for Cause, within one (1) year of the Effective Date, then Employee shall be entitled to receive benefits set forth in the Ardent Software, Inc. "Policy Regarding Termination of Executive

Status and Related Matters in Event of a Sale of the Company," adopted July 29, 1996, as amended on July 22, 1998 (the "Ardent Severance Policy") as attached hereto as Exhibit A.

                           (ii)   VOLUNTARY RESIGNATION/TERMINATION FOR
CAUSE. If, within the one year following the Effective Date, Employee's termination of employment is pursuant to a voluntary resignation or Termination for Cause, Employee shall not be entitled to any severance or other benefits pursuant to either the Ardent Severance Policy or any other plan, policy or agreement of the Company.

                           (iii)  For sole purpose of Paragraph 6(a), the
terms "Constructive Termination" and "Termination for Cause" shall have the same meaning as in the Ardent Severance Policy.

                  (b)  TERMINATION AFTER ONE YEAR OF EFFECTIVE DATE.

                           (i)    TERMINATION BY THE COMPANY WITHOUT CAUSE.
If, following the one year anniversary of the Effective Date, Employee is terminated by the Company for reasons other than Cause (as defined in subparagraph 6(b)(iii) below), then Employee shall be entitled to receive severance or other benefits (if any) as may then be established under the Company's severance and benefit plans and policies existing at the time of such termination.

                           (ii)   TERMINATION FOR CAUSE/VOLUNTARY
RESIGNATION. If, following the one year anniversary of the Effective Date, Employee's employment is terminated by the Company for Cause (as defined in subparagraph 6(b)(iii) below) or Employee voluntarily resigns, then Employee shall not be entitled to receive severance or other benefits pursuant to this Agreement, but may be eligible for those benefits (if any) as may then be established under the Company's severance and benefit plans and policies existing at the time of such termination.

                           (iii)  For the purposes of this Paragraph 6(b),
the term "Cause" shall mean the occurrence of any one or more of the following: (A) Employee's conviction by, or entry of a plea of guilty or nolo contendre in, a court of competent jurisdiction for any crime which constitutes a felony in the jurisdiction involved; (B) Employee's misappropriation of funds or commission of an act of fraud, whether prior or subsequent to the date hereof, upon the Company; (C) gross or willful negligence by Employee in the scope of Employee's services to the Company as set forth in Section 2; (D) a breach by Employee of a material provision of this Agreement which is not cured within 30 days of notice; (E) a willful failure of Employee to substantially perform his duties hereunder after notice of such failure; or (F) material breach of the Company's policies.

                  (c) NO MODIFICATION OF "AT-WILL" NATURE OF EMPLOYMENT. Employee acknowledges that the terms "Constructive Termination," "Termination for Cause," and "Cause" are defined in Paragraphs 6(a) and 6(b) above for the sole purpose of determining Employee's eligibility for severance and other termination benefits. Employee understands that Paragraphs 6(a) and 6(b) do not alter, modify, or otherwise change the "at-will" nature of his employment with the Company as set forth in Paragraph 3 of this Agreement.

         7. EXECUTION OF CONFIDENTIALITY/OWNERSHIP/NONSOLICITATION AGREEMENT. As a condition of entering into this Agreement and of receiving the benefits hereunder, Employee agrees to execute the Informix Employee Confidentiality/Ownership/Nonsolicitation Agreement (the "Confidentiality Agreement").

         8. EXECUTION OF RELEASE AGREEMENT UPON TERMINATION. As a condition of entering into this Agreement and of receiving benefits hereunder, Employee agrees to execute a release of claims agreement substantially in the form attached hereto as Exhibit B upon the termination of his employment with the Company.

         9. NOTIFICATION OF NEW EMPLOYER. In the event that Employee leaves the employ of the Company, Employee hereby grants consent to notification by the Company to Employee's new employer about Employee's rights and obligations under this Agreement.

         10. REPRESENTATIONS. Employee agrees to execute any proper oath or verify any proper document required to carry out the terms of this Agreement. Employee represents that his performance of all the terms of this Agreement will not breach any agreement to keep in confidence proprietary information acquired by Employee in confidence or in trust prior to Employee's employment by the Company. Employee has not entered into, and agrees that he will not enter into, any oral or written agreement in conflict herewith.

         11. RIGHT TO ADVICE OF COUNSEL. Employee acknowledges that he has had the right to consult with his own separate legal counsel and is fully aware of his rights and obligations under this Agreement.

         12.  SUCCESSORS.

                  (a) COMPANY'S SUCCESSORS. Any successor to the Company (whether direct or indirect and whether by purchase, lease, merger, consolidation, liquidation or otherwise) to all or substantially all of the Company's business and/or assets shall assume the obligations under this Agreement and agree expressly to perform the obligations under this Agreement in the same manner and to the same extent as the Company would be required to perform such obligations in the absence of a succession. For all purposes under this Agreement, the term "Company," as applicable, shall include any successor to the Company's business and/or assets which executes and delivers the assumption agreement described in this subparagraph (a) or which becomes bound by the terms of this Agreement by operation of law.

                  (b) EMPLOYEE'S SUCCESSORS. Without the written consent of the Company, Employee shall not assign or transfer this Agreement or any right or obligation under this Agreement to any other person or entity. Notwithstanding the foregoing, the terms of this Agreement and all rights of Employee hereunder shall inure to the benefit of, and be enforceable by, Employee's personal or legal representatives, executors, administrators, successors, heirs, distributes, devisees and legatees.

         13.  ARBITRATION.

                  (a) Employee agrees that any dispute or controversy arising out of, relating to, or in connection with Employee's employment, this Agreement, or the interpretation, validity, construction, performance, breach, or termination thereof, shall be settled by binding arbitration to be held in Santa Clara, California in accordance with the National Rules for the Resolution of Employment Disputes then in effect of the American Arbitration Association (the "Rules"). The arbitrator may grant injunctions or other relief in such dispute or controversy. The decision of the arbitrator shall be final, conclusive and binding on the parties to the arbitration. Judgment may be entered on the arbitrator's decision in any court having jurisdiction. The arbitrator(s) shall apply California law to the merits of any dispute or claim, without reference to rules of conflicts of law.

                  (b) EMPLOYEE HAS READ AND UNDERSTANDS THIS SECTION, WHICH DISCUSSES ARBITRATION. EMPLOYEE UNDERSTANDS THAT BY SIGNING THIS AGREEMENT, EMPLOYEE AND THE COMPANY AGREE TO SUBMIT ANY CLAIMS ARISING OUT OF, RELATING TO, OR IN CONNECTION WITH THIS AGREEMENT, OR THE INTERPRETATION, VALIDITY, CONSTRUCTION, PERFORMANCE, BREACH OR TERMINATION THEREOF TO BINDING ARBITRATION, AND THAT THIS ARBITRATION CLAUSE CONSTITUTES A WAIVER OF EMPLOYEE'S RIGHT TO A JURY TRIAL AND RELATES TO THE RESOLUTION OF ALL DISPUTES RELATING TO ALL ASPECTS OF THE EMPLOYER/EMPLOYEE RELATIONSHIP, INCLUDING BUT NOT LIMITED TO, DISCRIMINATION CLAIMS. EMPLOYEE AGREES THAT EITHER PARTY MAY PETITION A COURT FOR INJUNCTIVE RELIEF WITH RESPECT TO ALLEGATIONS OR CLAIMS THAT THE OTHER HAS VIOLATED THE CONFIDENTIALITY AGREEMENT OR ANY OTHER AGREEMENT BETWEEN THE PARTIES REGARDING TRADE SECRETS, CONFIDENTIAL INFORMATION, NONSOLICITATION OR LABOR CODE Section 2870. IN THE INVENT EITHER PARTY SEEKS INJUNCTIVE RELIEF, THE PREVAILING PARTY SHALL BE ENTITLED TO RECOVER REASONABLE COSTS AND ATTORNEYS' FEES.

         14.  NOTICE CLAUSE.

                  (a) MANNER. Any notice hereby required or permitted to be given shall be sufficiently given if in writing and upon mailing by registered or certified mail, postage prepaid, to either party at the address of such party or such other address as shall have been designated by written notice by such party to the other party.

                  (b) EFFECTIVENESS. Any notice or other communication required or permitted to be given under this Agreement will be deemed given on the day when delivered in person, or the third business day after the day on which such notice was mailed in accordance with Paragraph 14(a).

         15. GOVERNING LAW/CONSENT TO PERSONAL JURISDICTION. This Agreement shall be governed by and construed in accordance with the internal substantive laws, but not the choice of law rules, of the State of California. Employee hereby expressly consents to the personal jurisdiction of the state and federal courts located in California for any law suit filed there against Employee by the Company arising from or relating to this Agreement.

         16. SEVERABILITY. The invalidity or unenforceability of any provision of this Agreement, or any terms hereof, shall not affect the validity or enforceability of any other provision or term of this Agreement.

         17. INTEGRATION. This Agreement, the Confidentiality Agreement, the Option Agreement and the Plan, represent the entire agreement and understanding between the parties as to the subject matter herein and supersedes all prior or contemporaneous agreements, whether written or oral. No waiver, alteration, or modification of any of the provisions of this Agreement shall be binding unless in writing and signed by duly authorized representatives of the parties hereto.

         18. TAXES. All payments made pursuant to this Agreement shall be subject to withholding of applicable income and employment taxes.

         IN WITNESS WHEREOF, each of the parties has executed this Agreement, in the case of the Company by its duly authorized officers, as of the day and year first above written.

                            INFORMIX SOFTWARE, INC.

                            By:  /s/ Gary Lloyd
                                 --------------------------------------------

                            Title: Vice President, General Counsel and Secretary
                                   ---------------------------------------------

                            EMPLOYEE

                                 /s/ James Foy
                            -------------------------------------------------
                            James Foy

                                    EXHIBIT A

                             ARDENT SEVERANCE POLICY

                                 ARDENT SOFTWARE

              POLICY REGARDING TERMINATION OF EXECUTIVE STATUS AND
                         RELATED MATTERS IN THE EVENT OF
                              A SALE OF THE COMPANY

                                   ----------

         The Company believes that, in the current environment of acquisitions and consolidation within the software industry, it is in its best interest to have a policy regarding termination of executive status and related matters which is designed, in the event of a Sale of the Company, to maintain the services of key executives during the negotiation process and thereafter. Accordingly, the Company first adopted a policy on July 29, 1996 and revised the policy on July 22, 1998. The policy, as revised, is as follows:

         In the event of a Sale of the Company, then:

              1. All shares under stock options held by an Executive shall become exercisable immediately following the closing of the Sale.

              2. In the event the executive status of an Executive is terminated by the Company, including a Constructive Termination, but not including a Termination for Cause, within one year following the closing of the Sale:

                      a) The Company shall continue to employ the former Executive for a period of one year (two years in the case of the CEO) thereafter at an annual salary, payable not less frequently than twice per month for the one or two year period as applicable, in an amount equal to the aggregate of (i) the Executive's annual salary rate at the time of the termination and
                           (ii) the amount of bonus, if any, paid to the executive in respect of the most recently completed fiscal year.

                      b) The Company's obligation to make premium payments under the Split Dollar Life Insurance Agreement with the Executive, if any such Agreement exists shall continue regardless of the provisions of Section 2(a) of that Agreement.

                      c) During the employment specified in a. above, the Former Executive shall be on special assignment to the CEO of the Company and shall have no duties other than those reasonably assigned by the CEO. Any such assignments shall involve no more than five hours in any month. During such employment, the Executive shall not accrue any additional vacation time but shall be entitled to a lump sum payment for any unused vacation time accrued in accordance with the Company's policy prior thereto.

                      d) Except as specifically set forth above, all agreements, policies and practices in connection with employment and termination thereof, including policies and practices relating to exercise of options, participation in the stock purchase plan, and use of confidential information, shall be applicable.

For purposes of the foregoing:

              "Sale" of the Company shall refer to any transfer of stock or assets, merger, or other transaction or series of transactions which result in (i) the disposition by the Company of substantially all its business (other than in connection with a mere change of place of incorporation or business form) or (ii) the acquisition of two-thirds or more of the voting power of the Company by a person, entity or group.

              "Executive" shall refer from time to time to any officer employed by the Company who is deemed by the Company to be subject to the requirements of Section 16 of the Securities Exchange Act of 1934 or otherwise designated by the Board of Directors as an Executive for purposes hereof.

              "Constructive Termination" of executive status shall refer to the termination of such status by the Executive as a result of a material reduction in salary, benefits or level of responsibilities, a material increase in travel requirements, or a material change of assigned office to another geographic location.

              "Termination for Cause" shall refer to a termination of executive status by the Company for (i) the material falsification of records, embezzlement of funds or similar fraudulent acts by the Executive against the Company or its customers, (ii) the conviction of the Executive of, or the entry of a pleading of guilty or nolo contendere by the Executive to, any felony or any other crime involving fraud, deceit, dishonesty or moral turpitude, (iii) a material violation by the Executive of the Company's published policies from time to time regarding confidentiality and compliance with various laws, or (iv) continued willful failure of the Executive, after reasonable notice, to observe the reasonable directives of the Board or (in the case of Executives other than the CEO) the CEO.

SECTION 16 EXECUTIVES:

Peter Gyenes (CEO - 2 yrs.)
Peter Fiore
James Foy
Charles Kane
Cornelius McMullan
Jason Silvia
James K. Walsh (Founder - 2 yrs.)


EXECUTIVES FOR PURPOSES HEREOF:

Ralph Breslauer
Jeffrey Spotts
Mary Murphy
Gary Hoffman
Mikael Wipperfield
Joanne Protano
William Gendrolius
Alan Grady
Gene Faessler
Trevor Grey
Pierre Lannadere
Kim Lewin
Rodger Morrill
James Todhunter
Lee Scheffler

                                    EXHIBIT B

                             FORM RELEASE AGREEMENT

                           RELEASE OF CLAIMS AGREEMENT

         This Release of Claims Agreement ("Agreement") is made by and between Informix Software, Inc. (the "Company"), and James Foy ("Employee").

         WHEREAS, Employee was employed by the Company;

         NOW THEREFORE, in consideration of the mutual promises made herein, the Company and Employee (collectively referred to as "the Parties") hereby agree as follows:

         1. TERMINATION. Employee's employment from the Company terminated on ________________.

         2. CONSIDERATION. As set forth in that certain Employment Agreement by and between the Parties dated , 2000 (the "Employment Agreement"), the Company agreed, subject to Employee entering into this Agreement, to provide Employee with certain benefits during and following Employee's employment. As additional consideration for Employee entering into this Agreement, the Company hereby agrees to pay up to ten thousand dollars ($10,000) for individual executive outplacement services performed for Employee following Employee's termination of employment.

         3. CONFIDENTIAL INFORMATION. Employee shall continue to maintain the confidentiality of all confidential and proprietary information of the Company and shall continue to comply with the terms and conditions of the Informix Employee Confidentiality/Ownership/Nonsolicitation Agreement between Employee and the Company (the "Confidentiality Agreement"). Employee shall return all the Company property and confidential and proprietary information in his possession to the Company on the Effective Date of this Agreement.

         4. PAYMENT OF SALARY. Employee acknowledges and represents that the Company has paid all salary, wages, bonuses, accrued vacation, commissions and any and all other benefits due to Employee on the Effective Date of this Agreement except those benefits provided in the Employment Agreement.

         5. RELEASE OF CLAIMS. Employee agrees that the foregoing consideration represents settlement in full of all outstanding obligations owed to Employee by the Company. Employee, on behalf of him- or herself, and Employee's respective heirs, family members, executors and assigns, hereby fully and forever releases the Company and its past, present and future officers, agents, directors, employees, investors, shareholders, administrators, affiliates, divisions, subsidiaries, parents, predecessor and successor corporations, and assigns, from, and agrees not to sue or otherwise institute or cause to be instituted any legal or administrative proceedings concerning any claim, duty, obligation or cause of action relating to any matters of any kind, whether presently known or unknown, suspected or unsuspected, that Employee may possess arising from any omissions, acts or facts that have occurred up until and including the Effective Date of this Agreement including, without limitation,

                  (a) any and all claims relating to or arising from Employee's employment relationship with the Company and the termination of that relationship;

                  (b) any and all claims relating to, or arising from, Employee's right to purchase, or actual purchase of shares of stock of the Company, including, without limitation, any claims for fraud, misrepresentation, breach of fiduciary duty, breach of duty under applicable state corporate law, and securities fraud under any state or federal law;

                  (c) any and all claims for wrongful discharge of employment; termination in violation of public policy; discrimination; breach of contract, both express and implied; breach of a covenant of good faith and fair dealing, both express and implied; promissory estoppel; negligent or intentional infliction of emotional distress; negligent or intentional misrepresentation; negligent or intentional interference with contract or prospective economic advantage; unfair business practices; defamation; libel; slander; negligence; personal injury; assault; battery; invasion of privacy; false imprisonment; and conversion;

                  (d) any and all claims for violation of any federal, state or municipal statute, including, but not limited to, Title VII of the Civil Rights Act of 1964, the Civil Rights Act of 1991, the Age Discrimination in Employment Act of 1967, the Americans with Disabilities Act of 1990, the Fair Labor Standards Act, the Employee Retirement Income Security Act of 1974, The Worker Adjustment and Retraining Notification Act, the Family Medical and Leave Act, the California Fair Employment and Housing Act, and Labor Code
section 201, ET SEQ. and section 970, ET SEQ. and all amendments to each such Act as well as the regulations issued thereunder;

                  (e) any and all claims for violation of the federal, or any state, constitution;

                  (f) any and all claims arising out of any other laws and regulations relating to employment or employment discrimination; and

                  (g)  any and all claims for attorneys' fees and costs.

Employee agrees that the release set forth in this section shall be and remain in effect in all respects as a complete general release as to the matters released.

         6. ACKNOWLEDGMENT OF WAIVER OF CLAIMS UNDER ADEA. Employee acknowledges that he is waiving and releasing any rights Employee may have under the Age Discrimination in Employment Act of 1967 ("ADEA") and that this waiver and release is knowing and voluntary. Employee and the Company agree that this waiver and release does not apply to any rights or claims that may arise under the ADEA after the Effective Date of this Agreement. Employee acknowledges that the consideration given for this waiver and release Agreement is in addition to anything of value to which Employee was already entitled. Employee further acknowledges that Employee has been advised by this writing that (a) Employee should consult with an attorney PRIOR to executing this Agreement; (b) Employee has at least twenty-one (21) days within which to consider this Agreement; (c) Employee has seven (7) days following the execution of this Agreement by the parties to revoke the Agreement; and (d) this Agreement shall not be effective until the revocation period has expired. Any revocation should be in writing and delivered to Mr. Wayne Page, Vice-President Human Resources, Informix Software, Inc., by close of business on the seventh day from the date that Employee signs this Agreement.

         7. CIVIL CODE SECTION 1542. Employee represents that Employee is not aware of any claims against the Company other than the claims that are released by this Agreement. Employee acknowledges that he has been advised by legal counsel and is familiar with the provisions of California Civil Code
Section 1542, which provides as follows:

                  A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE CREDITOR DOES NOT KNOW OR SUSPECT TO EXIST IN HIS FAVOR AT THE TIME OF EXECUTING THE RELEASE, WHICH IF KNOWN BY HIM MUST HAVE MATERIALLY AFFECTED HIS SETTLEMENT WITH THE DEBTOR.

         Employee, being aware of said code section, agrees to expressly waive any rights he may have thereunder, as well as under any other statute or common law principles of similar effect.

         8. NO PENDING OR FUTURE LAWSUITS. Employee represents that Employee has no lawsuits, claims, or actions pending in his name, or on behalf of any other person or entity, against the Company or any other person or entity referred to herein. Employee also represents that Employee does not intend to bring any claims on his own behalf or on behalf of any other person or entity against the Company or any other person or entity referred to herein.

         9. APPLICATION FOR EMPLOYMENT. Employee understands and agrees that, as a condition of this Agreement, Employee shall not be entitled to any employment with the Company, its subsidiaries, or any successor, and Employee hereby waives any right, or alleged right, of employment or re-employment with the Company. Employee further agrees that he will not apply for employment with the Company, its subsidiaries, its parents, or related companies, or any successor and will not apply to work as an independent contractor for the Company, its parents, its subsidiaries or any successor.

         10. CONFIDENTIALITY. Employee agrees to use Employee's best efforts to maintain in confidence the existence of this Agreement, the contents and terms of this Agreement, and the consideration for this Agreement (hereinafter collectively referred to as "Settlement Information"). Employee agrees to take every reasonable precaution to prevent disclosure of any Settlement Information to third parties, and agrees that there will be no publicity, directly or indirectly, concerning any Settlement Information. Employee agrees to take every precaution to disclose Settlement Information only to those attorneys, accountants, governmental entities, and family members who have a reasonable need to know of such Settlement Information.

         11. NO COOPERATION. Employee agrees he will not act in any manner that might damage the business of the Company. Employee agrees that he will not counsel or assist any attorneys or their clients in the presentation or prosecution of any disputes, differences, grievances, claims, charges, or complaints by any third party against the Company and/or any officer, director, employee, agent, representative, shareholder or attorney of the Company, unless under a subpoena or other court order to do so.

         12. NO ADMISSION OF LIABILITY. Employee understands and acknowledges that this Agreement constitutes a compromise and settlement of disputed claims. No action taken by the Company, either previously or in connection with this Agreement shall be deemed or construed to be (a) an admission of the truth or falsity of any claims heretofore made or (b) an acknowledgment or admission by the Company of any fault or liability whatsoever to the Employee or to any third party.

         13. COSTS. The Parties shall each bear their own costs, expert fees, attorneys' fees and other fees incurred in connection with this Agreement.

         14. ARBITRATION. The Parties agree that any and all disputes arising out of the terms of this Agreement, their interpretation, and any of the matters herein released, including any potential claims of harassment, discrimination or wrongful termination shall be subject to binding arbitration, to the extent permitted by law, in Santa Clara County, California, before the American Arbitration Association under its National Rules for the Resolution of Employment Disputes. EMPLOYEE AGREES AND HEREBY WAIVES HIS RIGHT TO JURY TRIAL AS TO MATTERS ARISING OUT OF THE TERMS OF THIS AGREEMENT AND ANY MATTERS HEREIN RELEASED TO THE EXTENT PERMITTED BY LAW. The Parties agree that the prevailing party in any arbitration shall be entitled to injunctive relief in any court of competent jurisdiction to enforce the arbitration award.

         15. AUTHORITY. Employee represents and warrants that Employee has the capacity to act on his own behalf and on behalf of all who might claim through Employee to bind them to the terms and conditions of this Agreement.

         16. NO REPRESENTATIONS. Employee represents that Employee has had the opportunity to consult with an attorney, and has carefully read and understands the scope and effect of the provisions of this Agreement. Neither party has relied upon any representations or statements made by the other party hereto which are not specifically set forth in this Agreement.

         17. SEVERABILITY. In the event that any provision hereof becomes or is declared by a court of competent jurisdiction to be illegal, unenforceable or void, this Agreement shall continue in full force and effect without said provision.

         18. ENTIRE AGREEMENT. This Agreement, the Employment Agreement, the stock option agreements between the parties, and the Confidentiality Agreement represent the entire agreement and understanding between the Company and Employee concerning Employee's separation from the Company, and supersede and replace any and all prior agreements and understandings concerning

Employee's relationship with the Company and his compensation by the Company. This Agreement may only be amended in writing signed by Employee and the President of the Company.

         19. GOVERNING LAW/CONSENT TO PERSONAL JURISDICTION. This Agreement shall be governed by the internal substantive laws, but not the choice of law rules, of the State of California. Employee hereby expressly consents to the personal jurisdiction of the state and federal courts located in California for any law suit filed there against Employee by the Company arising from or relating to this Agreement.

         20. EFFECTIVE DATE. This Agreement is effective eight (8) days after it has been signed by both Parties.

         21. COUNTERPARTS. This Agreement may be executed in counterparts, and each counterpart shall have the same force and effect as an original and shall constitute an effective, binding agreement on the part of each of the undersigned.

         22. VOLUNTARY EXECUTION OF AGREEMENT. This Agreement is executed voluntarily and without any duress or undue influence on the part or behalf of the Parties hereto, with the full intent of releasing all claims. The Parties acknowledge that:

                  (a)  They have read this Agreement;

                  (b) They have been represented in the preparation, negotiation, and execution of this Agreement by legal counsel of their own choice or that they have voluntarily declined to seek such counsel;

                  (c) They understand the terms and consequences of this Agreement and of the releases it contains;

                  (d) They are fully aware of the legal and binding effect of this Agreement.

         IN WITNESS WHEREOF, the Parties have executed this Agreement on the respective dates set forth below.

                                            INFORMIX SOFTWARE, INC.

Dated:                                      By
      -------------------                     ----------------------------------



                                            JAMES FOY, an individual

Dated:
      ------------------                    ------------------------------------
                                                         James Foy





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